UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2010

TYCO ELECTRONICS LTD.

(Exact Name of Registrant as Specified in its Charter)

Switzerland	98-0518048
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

001-33260

(Commission File Number)

Rheinstrasse 20

CH-8200 Schaffhausen

Switzerland

(Address of Principal Executive Offices, including Zip Code)

+41 (0)52 633 66 61

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                                       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 20, 2010, Tyco Electronics Group S.A. (“TEGSA”), a wholly-owned subsidiary of Tyco Electronics Ltd. (“Tyco Electronics”), issued an aggregate of $250,000,000 principal amount of its 4.875% Senior Notes due January 15, 2021 (the “Notes”), which are fully and unconditionally guaranteed as to payment by Tyco Electronics. The Notes were offered and sold by TEGSA pursuant to a registration statement on Form S-3 (File No. 333-152069) (the “Registration Statement”).  The net proceeds from the sale of the Notes were approximately $246.9 million after deducting the underwriters’ discount but before other expenses and will be used for general corporate purposes, which may include the repayment of debt.

The Notes were issued pursuant to an underwriting agreement (the “Underwriting Agreement”), dated as of December 15, 2010, among TEGSA, as issuer, Tyco Electronics, as guarantor, and Goldman Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, in their capacity as representatives of the several underwriters (the “Underwriters”).  Pursuant to the Underwriting Agreement and subject to the terms and conditions expressed therein, TEGSA agreed to sell the Notes to the Underwriters, and the Underwriters agreed to purchase the Notes for resale to the public.  TEGSA sold Notes to the Underwriters at an issue price of 98.772% of the principal amount thereof, and the Underwriters offered the Notes to the public at a price of 99.422% of the principal amount thereof.

The Notes are governed by an indenture, dated as of September 25, 2007 (the “Indenture”), among TEGSA, as issuer, Tyco Electronics, as guarantor, and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), and a Fifth Supplemental Indenture dated as of December 20, 2010 (the “Fifth Supplemental Indenture”) among TEGSA, as issuer, Tyco Electronics, as guarantor, and the Trustee. The Trustee will receive customary fees in connection therewith.  The Notes are fully and unconditionally guaranteed as to payment on an unsecured senior basis by Tyco Electronics (the “Guarantee”). The Notes are TEGSA’s unsecured senior obligations and rank equally in right of payment with all of its existing and future senior debt and senior to any subordinated indebtedness that TEGSA may incur.

TEGSA may redeem some or all of the Notes at its option at any time at a redemption price equal to the greater of the principal amount of the Notes and a make-whole price, plus accrued and unpaid interest. TEGSA may also redeem all, but not less than all, of the Notes in the event of certain tax changes affecting such Notes.

The Indenture limits TEGSA’s ability to create liens to secure certain indebtedness without also securing the Notes and limits its ability to enter into sale and lease-back transactions. The Indenture also limits TEGSA’s and Tyco Electronics’ ability to consolidate, merge or transfer all or substantially all of their assets. These covenants are subject to a number of qualifications and exceptions.

If Tyco Electronics experiences a change of control and, as a result of that change of control, the Notes are rated below investment grade by at least two of Standard & Poor’s Ratings Services, Moody’s Investors Service, Inc. and Fitch Ratings Limited (or the equivalent under any successor rating categories of Standard and Poor’s, Moody’s or Fitch’s, respectively), and TEGSA has not redeemed such notes, TEGSA will offer to repurchase all of the Notes at a price equal to 101% of the principal amount, plus accrued and unpaid interest to the repurchase date.

The following are events of default under the Indenture with respect to the Notes:

•                  default in the payment of any installment of interest upon any Notes, and continuance of such default for a period of 30 days; or

•                  default in the payment of all or any part of the principal of or premium, if any, on any of the Notes; or

•                  default in the performance, or breach, of any covenant or agreement of Tyco Electronics or TEGSA in respect of the Notes and the guarantee (other than the failure to comply with any covenant or agreement to file with the trustee the information filed or required to be filed with the Securities and Exchange Commission or a default or breach specifically dealt with elsewhere), and continuance of such default or breach for a period of 90 days; or

•                  the guarantee shall for any reason cease to be, or shall for any reason be asserted in writing by Tyco Electronics or TEGSA not to be, in full force and effect and enforceable in accordance with its terms except to the extent contemplated by the Indenture and the guarantee; or

•                  a court shall enter a decree or order for relief in respect of TEGSA or Tyco Electronics in an involuntary case under any applicable bankruptcy, insolvency or other similar law, and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days; or

•                  TEGSA or Tyco Electronics shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law; or

•                  an event of default shall happen and be continuing with respect to TEGSA’s or Tyco Electronics’ indebtedness for borrowed money under any indenture or other instrument evidencing or under which TEGSA or Tyco Electronics shall have a principal amount outstanding in excess of $100,000,000 and such event of default shall involve the failure to pay the principal of such indebtedness on the final maturity date thereof after expiration of any grace period or in certain circumstances involving acceleration of the indebtedness such that the principal shall become due and payable prior to the date on which it otherwise would be due and payable.

The foregoing descriptions of the Underwriting Agreement, the Indenture and the Fifth Supplemental Indenture do not purport to be complete and are qualified in their entirety by reference to the full text of the Underwriting Agreement which is filed as Exhibit 1.1 hereto, to the full text of the Indenture which is filed as Exhibit 4.1(a) to Tyco Electronics’ Annual Report on Form 10-K for the fiscal year ended September 28, 2007, filed on December 14, 2007 and to the full text of the Fifth Supplemental Indenture, which is filed as Exhibit 4.1 hereto.  Each of the foregoing documents is incorporated by reference herein.

ITEM 8.01.                                    OTHER EVENTS.

On December 15, 2010 Tyco Electronics issued a press release announcing the offering of the Notes by TEGSA.  A copy of the press release is filed as Exhibit 99.1 hereto.

In connection with the offering of the Notes, Tyco Electronics is filing as Exhibit 5.1 hereto an opinion of counsel addressing the validity of the Notes and the Guarantee. Such opinion is incorporated by reference into the Registration Statement.

ITEM 9.01                                  FINANCIAL STATEMENTS AND EXHIBITS

(d)                                 Exhibits

Exhibit No	Description

1.1

Underwriting Agreement, dated as of December 15, 2010, among Tyco Electronics Group S.A., Tyco Electronics Ltd. and Goldman Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, in their capacity as representatives of the several underwriters.

4.1	Fifth Supplemental Indenture, dated as of December 20, 2010, among Tyco Electronics Group S.A., as issuer, Tyco Electronics Ltd., as guarantor, and Deutsche Bank Trust Company Americas, as trustee.

5.1	Opinion of Weil, Gotshal & Manges LLP.

99.1	Press Release dated December 15, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYCO ELECTRONICS LTD.
(Registrant)

	By:	/s/ Terrence R. Curtin
Terrence R. Curtin
Executive Vice President and Chief Financial Officer

Date: December 20, 2010